SCHEDULE 14C INFORMATION
                   INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
             OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

CHECK THE APPROPRIATE BOX:

__  PRELIMINARY INFORMATION STATEMENT
__  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14C-
5(D)(2))
_X  DEFINITIVE INFORMATION STATEMENT

                               MTB Group of Funds
                          (Retail/Institutional Funds)
                  (Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

_x  No fee required

__  Fee computed on table below per Exchange Act Rules 14c-5(g) and O-11
      (1) Title of each class of securities to which transaction applies:

      _____________________________________
      (2) Aggregate number of securities to which transaction applies:

      _____________________________________
      (3) Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule O-11 (Set forth the amount on which the filing fee is
calculated and   state how it was determined):

      _____________________________________
      (4) Proposed maximum aggregate value of transaction:

      _____________________________________
      (5) Total fee paid:

      _____________________________________

__  Fee paid previously with preliminary materials.

__ Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      (1) Amount Previously Paid:

      ____________________________________
      (2) Form Schedule or Registration Statement No.:

      _____________________________________
      (3) Filing Party:

      _____________________________________
      (4) Date Filed:

      _____________________________________







                                  MTB GROUP OF FUNDS

                                  MTB BALANCED FUND
                               MTB SMALL CAP STOCK FUND

                                 5800 CORPORATE DRIVE
                              PITTSBURGH, PA 15237-7010

                                  December 31, 2006

Dear Shareholder,

            This letter is being provided to the shareholders of MTB Balanced Fund (Balanced Fund) and MTB Small Cap Stock Fund (Small Cap Stock Fund) (together, Funds), portfolios of MTB Group of Funds (Trust), to notify shareholders of portfolio management changes for the Funds.

            The Trust and MTB Investment Advisors, Inc. (MTBIA) received an exemptive order from the U.S. Securities and Exchange Commission that permits MTBIA, as the Funds' investment advisor, to hire new sub-advisors or make changes to the existing sub-advisory agreements with the approval of the Trust's Board of Trustees, but without obtaining approval of the shareholders of the affected Fund. As a condition of this exemptive order, MTBIA and the Trust are required to furnish shareholders with information about the new sub-advisors or sub-advisory agreements.

            The enclosed "Information Statement" provides information relating to the changes in portfolio management for the Funds. The changes described in the "Information Statement" do not require shareholder approval. You have previously been provided with supplements to the Funds' prospectuses reflecting the changes to the prospectuses required in connection with the changes in sub-advisors.

            Please take a few minutes to review the attached materials and thank you for your investment in MTB Group of Funds.


Sincerely,


Carl W. Jordan
President
MTB Group of Funds

                                INFORMATION STATEMENT

                                  MTB GROUP OF FUNDS

                                  MTB BALANCED FUND
                               MTB SMALL CAP STOCK FUND

                                 5800 CORPORATE DRIVE
                              PITTSBURGH, PA 15237-7010


      This Information Statement is being provided to shareholders of MTB Balanced Fund (Balanced Fund) and MTB Small Cap Stock Fund (Small Cap Stock
Fund) (together, Funds), portfolios of MTB Group of Funds (Trust), to provide information regarding the sub-advisory agreements recently entered into with DePrince, Race & Zollo, Inc. (DRZ) and Copper Rock Capital Partners (Copper
Rock). (DRZ and Copper Rock are collectively referred to as New Sub-Advisors.) WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.


      DETAILS OF SUB-ADVISORY RELATIONSHIPS



      On September 13, 2006, the Board of Trustees of the Trust (Board) unanimously approved the recommendation of the Trust's investment manager, MTB Investment Advisors, Inc. (MTBIA), 100 East Pratt Street, 17th floor, Baltimore, MD 21202, to hire DRZ as a sub-advisor for the equity value component of the Balanced Fund; and to hire Copper Rock as a sub-advisor for the growth component of the Small Cap Stock Fund, replacing Mazama Capital Management, Inc. (Mazama).

      MTBIA and its predecessors or affiliates have been the investment advisor to the Funds since their inception. MTBIA continues to serve as such under an Investment Advisory Contract (Advisory Contract) that was last approved by shareholders on November 8, 2000 (in the case of Small Cap Stock Fund) and August 18, 2003 (in the case of Balanced Fund), and its renewal was last approved by the Board on September 13, 2006 (for both Funds). Under the Advisory Contract, MTBIA has the overall responsibility, subject to the oversight of the Board, for providing investment advisory services to the Trust. Also under the Advisory Contract, MTBIA is permitted to hire sub-advisors to assist it in investing the Trust's assets. MTBIA monitors and evaluates the performance of any sub-advisors and makes recommendations to the Board regarding their hiring, termination and replacement.


      Mazama previously served as sub-advisor to the growth component of the Small Cap Stock Fund pursuant to a contract approved by shareholders of the Small Cap Stock Fund on June 28, 2001. This contract expired on October 31, 2006 and based on recommendation by MTBIA, the Board decided to not renew the contract in favor of hiring a new subadvisor.

       On November 1, 2006, MTBIA and the Trust entered into new sub-advisory agreements (New Sub-Advisory Agreements) with each New Sub-Advisor. Each New Sub-Advisor began serving as a sub-advisor to the Fund on that date. The subadvisory fees for each New Sub-Advisor are being paid by MTBIA out of the investment advisory fee it receives from the Fund.

      The New Sub-Advisory Agreements do not require shareholder approval because the Trust has received permission from the U.S. Securities and Exchange Commission (SEC) to enter into new sub-advisory agreements without the delay and expense of a shareholder vote. This special permission was made subject to several conditions. One of the conditions, which has been satisfied, is that the shareholders of the Fund must approve a policy to permit the Trust's board and investment advisor to appoint and replace sub-advisors for the Fund and to enter into and amend its sub-advisory contracts without seeking shareholder approval. Another condition requires shareholders to be notified of the details of any new sub-advisory agreements entered into by the Trust by sending the shareholders an Information Statement within 90 days of the hiring of the new subadvisor. Therefore, you are receiving this disclosure document.


      REASONS AND PROCESS FOR APPOINTING NEW SUB-ADVISORS

      The decision to not renew the previous subadvisory relationship, and the recommendation to enter into the new sub-advisory relationships, were made by MTBIA in the ordinary course of its ongoing evaluation of fund performance and investment strategy. In particular, MTBIA determined that the use of multiple managers, each with specific expertise in managing a separate style component of the Fund, was preferable to the single manager approach previously in effect. The selection of each New Subadvisor for recommendation to the Board was made after extensive research of numerous candidate firms and qualitative and quantitative analysis of each candidate's organizational structure, investment process, style and long-term performance record.

      In evaluating each New Sub-Advisor, the Trustees received written and oral information from MTBIA and each New Sub-Advisor about the portfolio managers or management team, their investment philosophies, strategies and processes, and other factors. In approving each New Sub-Advisor as sub-advisor to a Fund, the Trustees held meetings in September 2006, and carefully evaluated: (1) the search process that led to MTBIA's recommendation; (2) the nature, extent and quality of the services expected to be rendered to the Fund; (3) the distinct investment objective and policies of the Fund; (4) the history, organizational structure, financial condition and reputation of each New Sub-Advisor, and the qualification and background of each New Sub-Advisor's personnel; (5) the practices and policies of each New Sub-Advisor with respect to selecting brokers and executing trades; (6) certification by the New Sub-Advisors of the existence and adequacy of an advisor compliance program under the Investment Advisers Act of 1940; (7) any regulatory, compliance or litigation matters; (8) business continuity programs; (9) the investment performance records of each New Sub-Advisor; (10) the reasonableness of the fees to be paid to and the profits to be realized by each New Sub-Advisor (including any benefits to be received by each New Sub-Advisor or its affiliates in connection with soft dollar arrangements);
(11) whether the fees to be paid to the Sub-Advisors were competitive with the fees they charge other clients that are similarly managed; (12) how competitive forces in the market impacted the ability to secure the services of sub-advisors and negotiate fees; (13) the extent to which economies of scale would be realized as the Fund grows, and whether fee levels reflect these economies of scale; (14) the reasonableness of the fees that would be retained by MTBIA, before and after any voluntary waivers, and that there would be no changes to the advisory fee charged to the Fund; and (15) other factors deemed relevant. The Board relied upon MTBIA's report to the Board that the nature of the services to be provided by, and the fees to be paid to, the New Sub-Advisors are no less favorable to the Fund than are available from other prospective sub-advisors, noting in that regard that all fees to New Sub-Advisors will be paid directly by MTBIA, out of the fees MTBIA receives from the Fund.

      The Board's decision to approve each New Sub-Advisory Agreement reflects the exercise of its business judgment on whether the proposed new sub-advisory arrangements would be in the best interest of the Fund. During the course of its review of these agreements, the Board considered and relied upon many factors, among the most material of which are those set forth above. The Board was assisted in its deliberations by the advice of independent legal counsel.

      In particular, the Board relied upon the fact that MTBIA remains the party primarily responsible for the performance of the Fund, through its selection and retention (subject to approval of the Board) and continued supervision of each New Sub-Advisor, and that MTBIA recommended to the Board the engagement of each New Sub-Advisor after extensive research of numerous candidate firms. The Board also relied upon the fact that MTBIA negotiated fee arrangements with the New Sub-Advisors on an arms-length basis and the new sub-advisory arrangements will not result in any increase in the total advisory fees and total expenses payable by the Fund.

      Finally, the Board also based its decision on the favorable results of an independent review and consideration of extensive background material provided to it by each New Sub-Advisor regarding the New Sub-Advisor's organizational structure, compliance program, investment process, style and long-term performance record as well as the factors discussed above, no single one of which was considered to be determinative. Instead, all of the foregoing factors were considered together in reaching the conclusion to approve each new Sub-Advisory Agreement.


      NEW SUB-ADVISORY AGREEMENTS

      MTBIA manages each Fund by allocating a portion of assets to each Sub-Advisor. In the case of the Balanced Fund, MTBIA adjusts allocations based upon the size of each portion and the relative attractiveness of growth versus value equity securities. MTBIA also allocates a portion of the Balanced Fund's assets to fixed income (normally at least 25%). This allocation is based upon the size of each portion and the relative attractiveness of fixed income versus equity investments. MTBIA manages the growth equity and fixed income portions of the Fund. Their services will not be affected by the actions described in this Information Statement.

      With respect to the Small Cap Stock Fund, allocations are also made on the basis of the size of the portion allocated and the relative attractiveness of the growth versus value equity securities. LSV Asset Management manages the value portion of the Small Cap Stock Fund. Their services will not be affected by the actions described in this Information Statement.

      Each New Sub-Advisor serves as sub-advisor under sub-advisory agreements among MTBIA, the Trust and the respective New Sub-Advisor. Under their respective New Sub-Advisory Agreements, each New Sub-Advisor makes investment decisions for the assets of the Fund component allocated to it by MTBIA, and continuously reviews, supervises and administers such Fund component's investment programs with respect to these assets. Each New Sub-Advisor is independent of MTBIA and discharges its responsibilities subject to the supervision of MTBIA and the Trustees, and in a manner consistent with the Fund's investment objectives, policies and limitations.

      The New Sub-Advisory Agreements are substantially similar to those in existence among the Trust, MTBIA and the Trust's other sub-advisors. Specifically, the duties to be performed, standard of care and termination provisions of the New Sub-Advisory Agreements are similar to the other agreements. Each New Sub-Advisory Agreement will remain in effect for 2 years (unless earlier terminated), and will have to be approved annually thereafter by a majority of the Trustees, including a majority of the Trustees who are not parties to the New Sub-Advisory Agreements or "interested persons," as that term is defined in the Investment Company Act of 1940, of any party to a New Sub-Advisory Agreement.


      COMPENSATION

      Pursuant to the terms of the New Sub-Advisory arrangements, DRZ receives a sub-advisory fee from MTBIA on the equity value portion of the average daily net assets (ADNA) of the Balanced Fund at the following annual rate: 0.40% on the assets it manages; and Copper Rock receives a sub-advisory fee from MTBIA on the growth portion of the ADNA of the Small Cap Stock Fund it manages at the following annual rate: 0.72% on the first $50 million of ADNA and 0.66% on ADNA over $50 million. (By comparison, Mazama received a sub-advisory fee from MTBIA on the growth portion of the ADNA of the Small Cap Stock Fund at the following annual rate: 0.70% of the Fund's ADNA.) The new sub-advisory arrangements will not affect the advisory fees or total expenses payable by the Funds. All sub-advisory fees will be paid by MTBIA out of the investment advisory fee it receives from the Funds. Each New Sub-Advisor may voluntarily waive all or a portion of its sub-advisory fee in its sole discretion.

      For its services under the Advisory Contract, MTBIA receives an annual Advisory Fee from the Balanced Fund equal to 0.65% of the Fund's ADNA. For the fiscal year ended April 30, 2006, the Balanced Fund paid MTBIA $403,095 for investment advisory services.

      For its services under the Advisory Contract, MTBIA receives an annual Advisory Fee from the Small Cap Stock Fund equal to 0.85% of the Fund's ADNA. For the fiscal year ended April 30, 2006, the Small Cap Stock Fund paid MTBIA $1,511,801 for investment advisory services.



      Mazama, the Small Cap Stock Fund's previous sub-advisor, was paid by MTBIA as follows: 0.70% of the Small Cap Stock Fund's ADNA. For the fiscal year ended April 30, 2006, MTBIA paid Mazama $480,617 for sub-advisory services.

      ADDITIONAL INFORMATION ON THE SUB-ADVISORS

      DRZ

      DRZ is a registered investment advisor formed as a Florida corporation in April 1995. DRZ is substantially owned by three principals, Gregory M. DePrince, John D. Race and Victor A. Zollo, Jr. Each of these principals owns roughly 30% of the business. In 2001, equity was distributed to the following other key investment professionals: Kelly Carbone, Director of Marketing; Jill Lynch, Director of Large-Cap Research; and Greg Ramsby, Director of Small-Cap Research. DRZ's principal business address is 250 Park Avenue South, Suite 250, Winter Park, Florida 32789. As of October 31, 2006, DRZ managed approximately $5.334 billion in assets.

      Following is a list of the directors and principal executive officers of DRZ and their principal occupations. Unless otherwise noted, the address of each person listed is 250 Park Avenue South, Suite 250, Winter Park, Florida 32789.

NAME                 PRINCIPAL OCCUPATION
Gregory M. DePrince  Director, President and Portfolio Manager
John D. Race         Director, Executive Vice President, Treasurer and Portfolio Manager
Victor A. Zollo, Jr. Director, Executive Vice President, Secretary and Portfolio Manager

      DRZ currently serves as subadvisor to several other mutual funds with an equity value investment management style. The following chart contains a description of these funds and the compensation paid to DRZ for its sub-advisory services:


NAME OF FUND   APPROXIMATE TOTAL FUND ASSETS AS         ADVISORY FEE (ANNUALLY, AS % OF AVERAGE DAILY           WAIVER OF
                         OF OCTOBER 31, 2006                     NET ASSETS)                                  ADVISORY FEE
RTC US Value   $150 million                                         0.36%                                            N/A
Fund
Russell        $44 million                                          0.36%                                            N/A
Investments
LTD
RIC Select     $65 million                                          0.36%                                            N/A
Value Fund
RIC RIF        $46 million                                          0.36%                                            N/A
MTB Equity     $57 million                                          0.40%                                            N/A
Income Fund

      Copper Rock

      Copper Rock is a registered investment advisor and a 60% indirect subsidiary of Old Mutual plc, a financial services company whose principal business address is Old Mutual Place, 5th Floor, 2 Lambeth Hill, London, EC4V 4GG, United Kingdom. Copper Rock was founded in 2005 and its principal business
address is 200 Clarendon Street, 52nd floor, Boston, MA 02116.   As of October
31, 2006, Copper Rock managed approximately $1.2 billion in assets.

      Following is a list of the directors and principal executive officers of Copper Rock and their principal occupations. Unless otherwise noted, the address of each person listed is 200 Clarendon Street, Boston, MA 02116.



----------------------------------------------------------------------------
|NAME          |PRINCIPAL OCCUPATION                                       |
----------------------------------------------------------------------------
|Tucker Walsh  |Chief Executive Officer, Head of Portfolio Management      |
----------------------------------------------------------------------------
|Mike Malouf   |President, Portfolio Manager                               |
----------------------------------------------------------------------------
|Mike Sakala   |Principal, Chief Financial Officer/Chief Compliance Officer|
----------------------------------------------------------------------------
|Dave Cavanaugh|Principal, Senior Analyst                                  |
----------------------------------------------------------------------------
|Greg Poulos   |Principal, Senior Analyst                                  |
----------------------------------------------------------------------------
|Mike Callahan |Principal, Head of Trading                                 |
----------------------------------------------------------------------------
|Peter Hadelman|Principal, Head of Relationship Management                 |
----------------------------------------------------------------------------
|Lidney Motch  |Senior Vice President, Director of Client Service          |
----------------------------------------------------------------------------


      Copper Rock currently serves as subadvisor to eight mutual funds with an objective similar to the equity growth approach of the assets of the Small Cap Stock Fund that Copper Rock manages. The following chart contains the name of these funds and the compensation paid to Copper Rock for its sub-advisory services:

NAME OF FUND                    APPROXIMATE TOTAL FUND ASSETS AS OF OCTOBER 31, 2006 ADVISORY FEE (ANNUALLY, AS % OF     WAIVER OF
                                                                                     AVERAGE DAILY NET ASSETS)           ADVISORY
                                                                                                                         FEE
Old Mutual Copper Rock Emerging $85,328,910                                          0.60%                               Not
Growth Fund                                                                                                              publicly
                                                                                                                         disclosed,
                                                                                                                         if any
Old Mutual Emerging Growth Fund $159,562,905                                         0.30% to 0.60% depending on assets  Not
                                                                                     under management                    publicly
                                                                                                                         disclosed,
                                                                                                                         if any
Old Mutual Asset Allocation     $2,557,315                                           0.55%                               Not
Balanced Portfolio                                                                                                       publicly
                                                                                                                         disclosed,
                                                                                                                         if any
Old Mutual Asset Allocation     $3,592,668                                           0.55%                               Not
Growth Portfolio                                                                                                         publicly
                                                                                                                         disclosed,
                                                                                                                         if any
Old Mutual Asset Allocation     $4,295,078                                           0.55%                               Not
Moderate Growth Portfolio                                                                                                publicly
                                                                                                                         disclosed,
                                                                                                                         if any
Old Mutual Strategic Small      $20,460,218                                          0.30% to 0.60% depending on assets  Not
Company Fund                                                                         under management                    publicly
                                                                                                                         disclosed,
                                                                                                                         if any
Callan Alpha Diversified Group  $22,781,777                                          Not publicly disclosed              Not
Trust                                                                                                                    publicly
                                                                                                                         disclosed,
                                                                                                                         if any
Wilshire Variable Annuity Trust $32,776,889                                          Not publicly disclosed              Not
                                                                                                                         publicly
                                                                                                                         disclosed,
                                                                                                                         if any

      ADDITIONAL INFORMATION ON THE FUNDS

      The Trust mailed to shareholders the annual report for the Funds, which includes audited financial statements for their fiscal year ended April 30, 2006. The Trust's semi-annual report, which contains unaudited financial statements for the Funds for the period ended October 31, 2006, is being mailed concurrently with this Information Statement. The Trust will promptly provide, without charge and upon request, a copy of the Funds' annual report and/or semi-annual report. Requests for the annual report or semi-annual report for the Funds may be made by writing to the Trust's principal executive offices located at 5800 Corporate Drive, Pittsburgh, Pennsylvania 15237-7010 or by calling the Trust toll-free at 1-800-836-2211.

      The Trust's distributor is Edgewood Services, Inc., 5800 Corporate Drive, Pittsburgh, Pennsylvania 15237-5829.

      The co-administrators for the Trust are M&T Securities, Inc., One M&T Plaza, Buffalo, NY 14203; and Federated Services Company, Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, PA 15222-3779.


                                                               December 31, 2006



IMPORTANT NOTICE ABOUT FUND DOCUMENT DELIVERY

In an effort to reduce costs and avoid duplicate mailings, the Trust intends to deliver a single copy of certain documents to each household in which more than one shareholder of the Trust resides (so-called "householding"), as permitted by applicable rules. The Trust's "householding" program covers its Prospectuses and Statements of Additional Information, and supplements to each, as well as Semi-Annual and Annual Shareholder Reports and any Proxies or information statements. Shareholders must give their written consent to participate in the "householding" program. The Trust is also permitted to treat a shareholder as having given consent ("implied consent") if (i) shareholders with the same last name, or believed to be members of the same family, reside at the same street address or receive mail at the same post office box, (ii) the Trust gives notice of its intent to "household" at least sixty (60) days before they begin "householding" and (iii) none of the shareholders in the household have notified the Trust or its agent of the desire to "opt out" of "householding." Shareholders who have granted written consent, or have been deemed to have granted implied consent, can revoke that consent and opt out of "householding" at any time: shareholders who purchased shares through an intermediary should contact their representative; other shareholders may call the Trust at 1-800-836-2211.

      Edgewood Services, Inc., Distributor

      Cusip 55376T106
      Cusip 55376T205
      Cusip 55376T304
      Cusip 55376T130
      Cusip 55376T122
      Cusip 55376T114
      35906 (12/06)







                                      - 3 -